Exhibit 2.28
Form 51-102F3
Material Change Report

Item 1:	Name and Address of Company
PDX Resources Inc. (formerly Pelangio Mines Inc.) (“PDX” or the “Company”) 440 Harrop Dr., 2nd Floor Milton, Ontario L9T 3H2

Item 2:	Date of Material Change
September 6, 2008

Item 3:	News Release
The news release was disseminated before the market opened on September 8, 2008 via Canada Newswire — Toronto, Ontario (the “Press Release”)

Item 4:	Summary of Material Change
PDX announced that at 12:01 a.m. Calgary time (the “Effective Time”) on September 6, 2008 (the “Effective Date”) it completed the previously announced spin-off by way of a plan of arrangement (the “Arrangement”) of all of its assets, other than 19 million common shares (“Detour Shares”) of Detour Gold Corporation and certain working capital, to Pelangio Exploration Inc. (“Exploration”). In connection with the Arrangement, the Company has changed its name from “Pelangio Mines Inc.” to “PDX Resources Inc.”. PDX’s Common Shares will continue to trade on the TSX under the symbol “PLG”.

Item 5:	Full Description of Material Change
5.1 Full Description of Material Change
PDX announced that at 12:01 a.m. Calgary time on September 6, 2008 it completed the previously announced spin-off by way of a plan of arrangement of all of its assets, other than 19 million Detour Shares of Detour Gold Corporation and certain working capital, to Exploration. In connection with the Arrangement, the Company has changed its name from “Pelangio Mines Inc.” to “PDX Resources Inc.”. PDX’s Common Shares will continue to trade on the TSX under the symbol “PLG”.
Pursuant to the Arrangement, all existing Pelangio shareholders of record as of the Effective Time on the Effective Date were automatically issued, without further payment or consideration, one common share in Exploration (“Exploration Shares”) for each common share of Pelangio held as of the Effective Time. For further details, please see the press release dated August 26, 2008.

The Company’s assets now consist of 19 million Detour Shares and $500,000 in working capital (the “Detour Property”). The Arrangement was completed to address the discount in PDX’s share price prior to completion of the Arrangement, which did not accurately reflect its holding of 20 million Detour Shares, and to improve the market’s valuation of the other properties PDX held prior to completion of the Arrangement, in particular its interests in its Obuasi property in Ghana (the “Obuasi Property”). The Company will continue to hold its Detour Shares for investment purposes, and will review its alternatives as appropriate. Exploration’s assets consist of all of Pelangio’s property other than the Detour Property, and include all of Pelangio’s interests in the Obuasi Property and other Canadian mineral properties and one million Detour Shares.

Exploration received conditional listing approval from the TSX Venture Exchange (the “TSX-V”) for the listing of the Exploration Shares and trading commenced under the symbol “PX” on September 10, 2008.

The transfer of the one million Detour Shares to Exploration represents approximately 2.2% of the issued and outstanding Detour Shares as of September 6, 2008. Following completion of the Arrangement, PDX holds 19 million Detour Shares representing approximately 42.4% of the issued and outstanding Detour Shares on September 6, 2008.

For further information regarding the material change, refer to the attached copy of the Press Release.

Forward Looking Statements

Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. With respect to forward-looking statements and information contained herein, we have made numerous assumptions. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. See our annual information form, our management information circular dated March 19, 2008 (the “Circular”) and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein or in the Circular will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of PDX or Exploration. Accordingly, readers should not place undue reliance on forward-looking statements or information. We undertake no obligation to reissue or update any forward looking statements or information except as required by law. All forward-looking statements and information herein are qualified by this cautionary statement.

5.2 Disclosure for Restructuring Transactions

Not applicable. See the Company’s management proxy circular dated March 19, 2008 and filed on SEDAR under the Company’s name.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102
Not applicable.

Item 7:	Omitted Information
No significant facts remain confidential and no information has been omitted in this report.

Item 8:	Executive Officer

For further information contact:	Ingrid Hibbard, President and Chief Executive Officer 905-875-3828

Item 9:	Date of Report
Report dated September 10, 2008

PDX Resource Inc. 440 Harrop Dr., 2nd Floor Milton, Ontario L9T 3H2 Phone (905) 875-3828 Fax (905) 875-3829
NEWS RELEASE
PDX ANNOUNCES CLOSING OF ARRANGEMENT
TORONTO, Ontario (September 8, 2008) — PDX Resources Inc. (formerly Pelangio Mines Inc.) (PLG:TSX) (“PDX” or the “Company”) is pleased to announce that at 12:01 a.m. Calgary time (the “Effective Time”) on September 6, 2008 (the “Effective Date”) it completed the previously announced spin-off by way of a plan of arrangement (the “Arrangement”) of all of its assets, other than 19 million common shares (“Detour Shares”) of Detour Gold Corporation and certain working capital, to Pelangio Exploration Inc. (“Exploration”). In connection with the Arrangement, the Company has changed its name from “Pelangio Mines Inc.” to “PDX Resources Inc.”. PDX’s Common Shares will continue to trade on the TSX under the symbol “PLG”.
Pursuant to the Arrangement, all existing Pelangio shareholders of record as of the Effective Time on the Effective Date were automatically issued, without further payment or consideration, one common share in Exploration (“Exploration Shares”) for each common share of Pelangio held as of the Effective Time. For further details, please see the press release dated August 26, 2008.
The Company’s assets now consist of 19 million Detour Shares and $500,000 in working capital (the “Detour Property”). The Arrangement was completed to address the discount in PDX’s share price prior to completion of the Arrangement, which did not accurately reflect its holding of 20 million Detour Shares, and to improve the market’s valuation of the other properties PDX held prior to completion of the Arrangement, in particular its interests in its Obuasi property in Ghana (the “Obuasi Property”). The Company will continue to hold its Detour Shares for investment purposes, and will review its alternatives as appropriate. Exploration’s assets consist of all of Pelangio’s property other than the Detour Property, and include all of Pelangio’s interests in the Obuasi Property and other Canadian mineral properties and one million Detour Shares.
Exploration has received conditional listing approval from the TSX Venture Exchange (the “TSX-V”) for the listing of the Exploration Shares, subject to complying with the conditions of listing imposed by the TSX-V. The Exploration Shares will trade under the symbol “PX” on the TSX-V and trading is expected to commence on or about September 10, 2008.
As soon as practicable, registered shareholders of the Company as of the Effective Time on the Effective Date will be sent share certificates representing the Exploration Shares that such shareholders are entitled to receive, as set out above. Beneficial Pelangio shareholders who hold their shares through a broker or other intermediary should contact their intermediary to confirm their Exploration Shares have been credited to their account.
After the Effective Time on the Effective Date, share certificates representing common shares of the Company prior to the Effective Time on the Effective Date will represent common shares of PDX under the new CUSIP number following the Effective Time on the Effective Date. These share certificates will be replaced over time by share certificates issued with the name PDX

Resources Inc. and the new CUSIP number, for example, when such Pelangio share certificates are presented to the transfer agent for transfer. PDX shareholders will also be entitled to request a replacement share certificate reflecting the new name and new CUSIP number.
The transfer of the one million Detour Shares to Exploration represents approximately 2.2% of the issued and outstanding Detour Shares as of September 6, 2008. Following completion of the Arrangement, PDX holds 19 million Detour Shares representing approximately 42.4% of the issued and outstanding Detour Shares on September 6, 2008.
For a copy of the early warning report, please contact Terry-Lynn Conway, assistant corporate secretary, at tconway@pelangio.com or 905-875-3828 (toll free: 1-877-746-1632).
About PDX
PDX has a 42.4% equity interest in Detour Gold Corporation, which controls the Detour Lake advanced gold exploration project. The near-term objective of Detour Gold Corporation is to advance the Detour Lake project to development and production.
For additional information, please visit our website at www.pelangio.com or contact:
Ingrid Hibbard, President & CEO or
Warren Bates, Vice President Exploration
Tel: 905-875-3828 / Toll-free: 1-877-746-1632 / Email: info@pelangio.com.
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the listing of the Exploration Shares. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the anticipated listing date. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. See our annual information form, our management information circular dated March 19, 2008 (the “Circular”) and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein or in the Circular will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of PDX or Exploration. Accordingly, readers should not place undue reliance on forward-looking statements or information. We undertake no obligation to reissue or update any forward looking statements or information except as required by law. All forward-looking statements and information herein are qualified by this cautionary statement.